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                                                                    EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statements and related prospectuses (Forms S-3 No. 333-109536 (amendment #1), No. 333-48272 (amendment #1), No. 333-48486, No. 333-50208 and No. 333-53694
(amendment #1)) of Terayon Communication Systems, Inc., (Form S-8 No. 333-99039) pertaining to the 1998 Employee Stock Purchase Plan and the 1998 Non-Employee Directors' Plan of Terayon Communication Systems, Inc., (Form S-8 No. 333-104161 and Form S-8 No. 333-85354) pertaining to the 1997 Equity Incentive Plan, (Forms S-8 No. 333-93779 and No. 333-53788) pertaining to the 1999 Non-Officer Equity Incentive Plan (Form S-8 No. 333-66139) pertaining to the 1995 Stock Option Plan, the 1997 Equity Incentive Plan, the 1998 Non- Employee Directors' Stock Option Plan, the 1998 Employee Stock Purchase Plan and Non-Plan Option Grants, (Forms S-8 No. 333-44770, No. 333-47154 and No. 333-61050) pertaining to the
1999 Non-Officer Equity Incentive Plan and the 1997 Equity Incentive Plan, (Form S-8 No. 333-48488) pertaining to the MainSail Networks, Inc. 1997 Stock Option Plan, and (Form S-8 No. 333-53778) pertaining to the 2000 TrueChat, Inc. Equity Incentive Plan of Terayon Communication Systems, Inc. of our report dated January 23, 2004, with respect to the consolidated financial statements and schedule of Terayon Communication Systems, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2003.



                                      /s/ Ernst & Young LLP


Palo Alto, California
March 11, 2004